Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 99 Gresham Street London EC2V 7NG	020 7418 1300 tel 020 7418 1400 fax

September 28, 2012

The Royal Bank of Scotland Group plc
The Royal Bank of Scotland plc
RBS Gogarburn
PO Box 1000
Edinburgh EH12 1HQ
United Kingdom

Ladies and Gentlemen:

We are acting as special United States counsel to The Royal Bank of Scotland Group plc (the “Group” and the “Guarantor”), a public limited company organized under the laws of Scotland, and The Royal Bank of Scotland plc (the “Bank”), a public limited company organized under the laws of Scotland, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission by the Group and the Bank for the purpose of registering under the United States Securities Act of 1933 (the “Act”) an indeterminate amount of the following securities: (i) capital securities to be issued by the Group (the “Group Capital Securities”) pursuant to an indenture (the “Group Capital Securities Indenture”) to be executed by the Group and The Bank of New York Mellon, as Trustee; (ii) subordinated debt securities to be issued by the Group (the “Group Subordinated Debt Securities”) pursuant to an indenture (the “Group Subordinated Debt Securities Indenture”) to be executed by the Group and The Bank of New York Mellon, as Trustee; (iii) senior debt securities to be issued by the Group (the “Group Senior Debt Securities” and, together with the Group Capital Securities and the Group Subordinated Debt Securities, the “Group Debt Securities”) pursuant to an amended and restated indenture dated as of September 13, 2011 (the “Group Senior Debt Securities Indenture” and, together with the Group Capital Securities Indenture and the Group Subordinated Debt Securities Indenture, the “Group Indentures”) between the Group and The Bank of New York Mellon, as Trustee; (iv) senior debt securities to be issued by the Bank (the “Bank Senior Debt Securities”) and guaranteed by the Guarantor (the “Bank Senior Debt Securities Guarantee”), pursuant to an amended and restated indenture dated as of August 13, 2010 (the “Bank Senior Debt Securities Indenture”) between the Bank and The Bank of New York Mellon, as Trustee; (v) subordinated debt securities to be issued by the Bank (the “Bank Subordinated Debt Securities” and, together with the Bank Senior Debt Securities, the “Bank Debt Securities”) and guaranteed by the Guarantor (the “Bank Subordinated Debt Securities Guarantee” and, together with the Bank Senior Debt Securities Guarantee, the “ Guarantees”), pursuant to an indenture (the “Bank Subordinated Debt Securities Indenture” and, together with the Bank Senior Debt Securities Indenture, the “Bank Indentures”) to be executed by the Bank and The Bank of New York Mellon, as Trustee; and (vi) dollar preference shares to be issued the Group.

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.
Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

2	September 28, 2012

Capitalized terms used but not defined herein have the meaning assigned to them in the Group Indentures and the Bank Indentures, as applicable.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Group and the Bank that we reviewed were and are accurate and (vii) all representations made by the Group and the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing, we are of the opinion that:

(1)
Assuming that any applicable Group Indenture that has been or will be entered into in connection with the Group Debt Securities has been duly authorized, executed and delivered by the Group insofar as Scots law is concerned, the specific terms of a particular series of the Group Debt Securities have been duly authorized and established in accordance with the applicable Group Indenture, and such Group Debt Securities have been duly authorized, executed and delivered by the Group insofar as Scots law is concerned, the Group Debt Securities, when the Group Debt Securities are authenticated in accordance with the terms of the applicable Group Indenture and the Group Debt Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will be valid and binding obligations of the Group entitled to the benefits of the applicable Group Indenture, enforceable against the Group in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

(2)
Assuming that any applicable Bank Indenture that has been or will be entered into in connection with the Bank Debt Securities has been duly authorized, executed and delivered by the Bank insofar as Scots law is concerned, the specific terms of a particular series of the Bank Debt Securities have been duly authorized and established in accordance with the applicable Bank Indenture, and such Bank Debt Securities have been duly authorized, executed and delivered by the Group insofar as Scots law is concerned, the Bank Debt Securities, when the Bank Debt Securities are authenticated in accordance with the terms of the applicable Bank Indenture and the Bank Debt Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will be valid and binding obligations of the Bank entitled to the benefits of the applicable Bank Indenture, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and

(3)
When the Guarantees have been duly authorized, executed and delivered by the Guarantor insofar as Scots law is concerned, and when the Bank Debt Securities to which the Guarantees relate have been duly authorized, executed authenticated, issued and delivered insofar as Scots law is concerned and established in accordance with the terms of the applicable Bank Indenture, and are delivered and paid for in accordance with the terms of the applicable underwriting agreement, such Guarantees will be valid and binding obligations of the Guarantor entitled to the benefits of the applicable Bank Indenture, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3	September 28, 2012

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be, (i) the Board of Directors of the Group or the Bank, as the case may be, shall have duly established the terms of such Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be, and duly authorized the issuance and sale of such Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be, and such authorization shall not have been modified or rescinded; (ii) the Group and the Bank are, and shall remain, validly existing as a corporation under the laws of Scotland; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv)  there shall not have occurred any change in law affecting the validity or enforceability of such Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be.  We have also assumed that none of the terms of any Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be, to be established subsequent to the date hereof, nor the issuance and delivery of such Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be, nor the compliance by the Company and the Guarantor, as the case may be, with the terms of such Group Debt Securities, Bank Debt Securities or Guarantees, as the case may be, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantor, as the case may be, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, as the case may be.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

In expressing our opinion herein, we have, without independent investigation, relied (i) as to all matters of Scots law, upon the opinion of Dundas & Wilscon CS LLP, special legal counsel in Scotland for the Group and the Company, dated as of September 28, 2012, to be filed as an exhibit to the Registration Statement concurrently with this opinion. Our opinion is, insofar as Scots law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion.

We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.  In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Davis Polk & Wardwell London LLP